 Exhibit 99.1

ENSERVCO Schedules 2020 First Quarter Conference Call

DENVER, May 08, 2020 (GLOBE NEWSWIRE) -- Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will release its 2020 first quarter financial results after the market closes on Friday, May 15, 2020.  Following the release, management will host a conference call and webcast to discuss the results and subsequent operational developments.

The conference call will begin at 2:30 p.m. Mountain Time (4:30 p.m. Eastern) and will be accessible by dialing 844-369-8770 (862-298-0840 for international callers).  No passcode is necessary.  A telephonic replay will be available through May 29, 2020, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Replay ID #34739.

To listen to the webcast, participants should access the Enservco website, located at www.enservco.com, and link to the “Investors” page at least 10 minutes early to register. Participants can also connect directly at https://www.webcaster4.com/Webcast/Page/2228/34739. A replay of the webcast will be available until June 15, 2020.

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Contact:
Pfeiffer High Investor Relations, Inc.
Jay Pfeiffer
Phone: 303-880-9000
Email: jay@pfeifferhigh.com